UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ZIFF DAVIS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ziff Davis

2023 PROXY STATEMENT

Notice of Annual Meeting of Shareholders to be Held May 5, 2023

Ziff Davis, Inc.
114 5th Avenue, 15th Floor
New York, New York 10011

Dear Fellow Ziff Davis Stockholders:
Amid global uncertainty and economic pressures in 2022, Ziff Davis focused on producing earnings, investing in organic growth opportunities, carefully allocating resources, enhancing organizational talent, and improving operating margins. We strengthened our balance sheet, adding capacity to deploy capital while remaining selective in our pursuit of highly accretive acquisitions.

In 2022, Sarah Fay was elected as Chair of Ziff Davis’ Board of Directors and we appointed seasoned executives as Chief Financial Officer and Chief Accounting Officer. We deployed approximately $100 million of capital on six key acquisitions across our divisions, and took steps to create a fourth division comprising our Connectivity businesses, led by a respected operator in the space. In addition, Ziff Davis was proud to enter into a strategic partnership with Group Black to help it transform media ownership and support Black creators.

We made substantial progress on our ESG efforts in 2022, rising four ranking levels to earn a grade of AA from MSCI, which now counts Ziff Davis among leading ESG companies. Our inaugural ESG report released in 2022 included our first greenhouse gas inventory and we committed to setting emissions reduction targets consistent with the Science Based Targets initiative (SBTi). We look forward to joining the companies leading the zero-carbon transformation.

Supporting our employees remained a priority in 2022. Among the multiple new employee programs we added was our global mentorship program. With more than 650 mentoring partnerships at year’s end, Mentorloop recognized Ziff Davis as one of its most impactful mentoring programs. Also, in 2022, the Human Rights Campaign Foundation awarded Ziff Davis its top honor as a “Best Place to Work for LGBTQ+ Employees,” while Mogul named us one of its “Top 100 Companies With Inclusive Benefits.”

I thank Ziff Davis employees for their resilience and hard work. With their continued commitment and ingenuity, I am confident that we will continue to create lasting value for stockholders.

Thank you for your support of Ziff Davis.
Sincerely,
Vivek Shah
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2023

We will hold the 2023 virtual Annual Meeting of Stockholders of Ziff Davis, Inc., a Delaware corporation, on Friday, May 5, 2023, at 9:30 a.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/ZD2023, for the following purposes:
1.To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP to serve as Ziff Davis’ independent auditors for fiscal 2023;
3.To provide an advisory vote on the compensation of Ziff Davis’ named executive officers;
4.To provide an advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
5.To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.
The foregoing items of business are more fully described in the proxy statement which is attached to, and made a part of, this notice. The Board of Directors has fixed the close of business on March 17, 2023 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2023 Annual Meeting of Stockholders and any adjournment or postponement thereof.
The notice of annual meeting, this proxy statement and the accompanying proxy card are being mailed to all common stockholders of record as of the below record date on or about March 28, 2023. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available on the Investor Relations section of Ziff Davis’ website at http://investor.ziffdavis.com.
All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the same. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through our virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Questions and answers regarding the details of the virtual Annual Meeting of Stockholders of Ziff Davis, Inc., can be found in the “About the Annual Meeting” section.
By Order of the Board of Directors,

Jeremy D. Rossen
Corporate Secretary
March 28, 2023
New York, New York

This notice of annual meeting and proxy statement are being made available on or about March 28, 2023.

1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2023
This proxy statement and Ziff Davis’ 2022 Annual Report are available on the Investor Relations section of Ziff Davis’ website at http://investor.ziffdavis.com.

2

PROPOSAL 1 — ELECTION OF DIRECTORS

General

A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them for Ziff Davis’ six nominees named below, each of whom is currently a director of Ziff Davis. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current Ziff Davis Board of Directors to fill the vacancy.
Vote Required

Each share of Ziff Davis common stock may vote for up to six director-nominees. Votes may not be cumulated. If a quorum is present, each of the nominees receiving the affirmative vote of the majority of shares voting at the Annual Meeting will be elected to the Ziff Davis Board of Directors.
The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been duly elected and qualified.
THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

3

NOMINEES

The names of the nominees, their ages on March 17, 2023 (the “record date”) and certain other information about them are set forth below:

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Vivek Shah	49	CEO of Ziff Davis, Inc.	2018
Sarah Fay(1)	60	Partner at Glasswing Ventures	2018
Trace Harris(2)(3)	57	Director on the boards of Altair Engineering and USA Climbing	2021
W. Brian Kretzmer(1)(2)	69	Private Investor	2007
Jonathan F. Miller(1)(3)	66	CEO, Integrated Media; director on the board of Goal Acquisition Corp. and Akamai	2015
Scott C. Taylor(2)(3)	58	Former Executive Vice President and General Counsel of Symantec; director on the boards of Piper Sandler Companies and Western Technology Investment	2020

Ziff Davis is also providing the following additional information on its nominees:

Board Diversity Matrix (as of March 17, 2023)
Total Number of Nominees	6
	Female	Male
Part I: Gender Identity
Nominees	2	4
Part II: Demographic Background
African American or Black	-	1
Asian	-	1
White	2	1
Did Not Disclose or Did Not Consent to Public Disclosure	-	1

(1)    Member of the Compensation Committee
(2)    Member of the Audit Committee
(3)    Member of the Environmental, Social and Governance Committee

There are no family relationships among any of the directors or executive officers of Ziff Davis.

4

DIRECTOR BACKGROUNDS AND QUALIFICATIONS
The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented herein includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. Also included is a brief discussion of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to the conclusion that the nominee should serve as a director. In addition to the specifically noted criteria, Ziff Davis believes that each nominee has a reputation for integrity and honesty and has demonstrated business acumen and an ability to exercise sound judgment.

Vivek Shah
Vivek Shah was elected to the Board of Directors of Ziff Davis (formerly J2 Global) in January 2018, where he has also served as Chief Executive Officer since such time. Vivek led the acquisition of Ziff Davis when it was a private company and its subsequent sale to J2 Global, before J2 Global was renamed to Ziff Davis in 2021. From 1995 to 2009, Mr. Shah held various management positions at Time, Inc., including Group President, Digital and President of the Fortune/Money Group. Mr. Shah has been named Online Publisher of the Year by MIN, Innovator of the Year by BtoB’s Media Business and inducted into MIN's Digital Hall of Fame. He was also named to Crain’s Forty under 40 list. Mr. Shah has a Bachelor of Arts degree in political science from Tufts University. Mr. Shah’s role as Ziff Davis’ Chief Executive Officer and his extensive management experience in the media and technology sectors provides invaluable insight to the Board of Directors.

Sarah Fay
Sarah Fay is the Chair of Ziff Davis’ Board of Directors, chairs its Compensation Committee, and has served as a director since February 2018. Ms. Fay is a Partner at Boston-based venture capital firm Glasswing Ventures and previously served as its Managing Director. Among her responsibilities at Glasswing, Ms. Fay manages the firm’s partnership with the United Nations’ Principles for Responsible Investment network (UNPRI), to which Glasswing is a signatory. Prior to joining Glasswing Ventures, between May 2009 and January 2016, Ms. Fay was primarily engaged by her board membership and advisor roles, which are described below. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company. Prior to this position, Ms. Fay served as President of Carat US and Isobar US. Named one of Women's Inc's 2019 Most Influential Corporate Board Directors, Ms. Fay has served as Independent Director on the Boards of public and private technology and digital media companies such as The Street (Nasdaq:TST - acquired in 2019 by Euromoney and The Maven), Narrative I/O, LabViva, Celtra, Socialflow, Women’s Marketing Inc (acquired by The Stephens Group), and [X+1] (acquired by Rocket Fuel). Ms. Fay’s contributions to the broader community include Co-Lead of the steering committee of All Raise’s Boston Chapter, the Executive Board of the Ad Club of Boston, the Board of Boston’s Chamber of Commerce, and the Board of The Massachusetts Innovation and Technology Exchange (MITX).

5

Trace Harris
Trace Harris joined the Board of Directors in June 2021. She is a finance, strategy, and business development executive who has spent 30 years in the international media and technology sector. Ms. Harris is a director on the boards of Altair Engineering, a global technology company, and USA Climbing, the national governing board of the sport of competition climbing. Ms. Harris was lead independent director on the board of Bungie, the video game maker of Halo and Destiny, through its sale in July 2022. Ms. Harris' professional experience includes 13 years with Vivendi, ultimately as its senior executive in the U.S. for strategy, finance, M&A and business innovation. She was previously senior vice president of strategic development for Universal Studios Television Group, where she was responsible for international television strategies and launched its first international television network. Prior to Universal Studios, Harris was director of finance and channel operations for Warner Bros. International Channels. She began her career at JP Morgan in New York. Ms. Harris earned a bachelor's degree in economics from Stanford University and an MBA in finance from Yale School of Management. The Board of Directors believes that Ms. Harris’ extensive experience in media, finance and M&A brings a valuable perspective to the Board.

W. Brian Kretzmer
Brian Kretzmer was elected to Ziff Davis’ Board of Directors in July 2007. He currently operates his own consultancy practice, Kretzmer Consulting LLC, and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation, a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer also serves as a director and member of the Audit Committees of each of CIM Real Estate Finance Trust, Inc., (formerly Cole Credit Property Trust IV, Inc.), which invests primarily in income-producing, necessity single-tenant retail properties and anchored shopping centers subject to long-term net leases with national or regional creditworthy tenants, and CIM Income NAV, Inc. (formerly Cole Real Estate Income Strategy (Daily NAV), Inc.), which primarily invests in income-producing necessity commercial real estate across the retail, office and industrial sectors. Mr. Kretzmer served as a director and member of the Audit Committees of Cole Office & Industrial REIT (CCIT III), Inc., which invests primarily in single-tenant, mission-critical office and industrial properties that are essential to the day-to-day operations of a company, until December 21, 2020. Mr. Kretzmer is a thirty year veteran in technology industries. Mr. Kretzmer’s earlier experiences included extensive accounting experience serving in various positions in cost accounting, plant controllership and corporate controllership. His various experiences provide the Board of Directors a valuable operational and financial perspective and accounting expertise.

6

Jonathan F. Miller
Jonathan Miller was appointed to Ziff Davis’ Board of Directors in February 2015. Mr. Miller is currently Chief Executive Officer of Integrated Media Co, an investment company backed by TPG, a leading private equity firm; and an advisor to Advancit Capital. He previously served as Chairman and Chief Executive Officer of the Digital Media Group at News Corp., and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was a founding partner of Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in 2007 to 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc. (“AOL”) from 2002 to 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services. Mr. Miller currently is a director of Akamai Technologies, Inc., Interpublic Group of Companies, Inc. and The Nielsen Company. Mr. Miller previously served as a director of, among others, AMC Networks Inc., Houghton Mifflin Harcourt Co., LiveNation Entertainment, Inc., RTL Group SA, Shutterstock, Inc., TripAdvisor, Inc., and Ticketmaster prior to its merger with LiveNation. Mr. Miller is a trustee of the American Film Institute and The Paley Center for Media. Mr. Miller holds a Bachelor of Arts degree from Harvard College. Mr. Miller’s broad general management background in both the media and technology sectors, as well as his experience with growth companies, brings a diverse and valuable perspective to the Board of Directors.

Scott C. Taylor
Scott C. Taylor was appointed to Ziff Davis’ Board of Directors in August 2020. From 2007 to 2020, Mr. Taylor served as Executive Vice President, General Counsel and Corporate Secretary of Symantec Corporation (now NortonLifeLock, Inc.), the global leader in cybersecurity. Prior to Symantec, Mr. Taylor was Chief Administrative Officer, Senior Vice President and General Counsel of Phoenix Technologies Ltd. Mr. Taylor is currently a director of Piper Sandler Companies and Western Technology Investment, and previously served as a director of One Medical, DigiCert, VirnetX and VeriSign Japan K.K. Mr. Taylor holds a Bachelor of Arts degree in international relations from Stanford University and a Juris Doctorate from George Washington University. Mr. Taylor’s more than 20 years of experience in the technology industry (13 of which were in cybersecurity) and more than 10 years of experience as a public company director bring a valuable perspective to the Ziff Davis Board.

7

CORPORATE GOVERNANCE
Ziff Davis’ Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics (the “Code”), which are both posted, along with the charters for the Audit, Compensation and Environmental, Social and Governance Committees, in the corporate governance section of Ziff Davis’ website at https://www.ziffdavis.com/esg/governance/.
Corporate Governance Principles
Ziff Davis’ Corporate Governance Principles provide guidelines that govern the qualifications and conduct of the Board of Directors. The Corporate Governance Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market (the “Nasdaq listing standards”). The Corporate Governance Principles address, among other things:
●the independence and other qualifications of members of the Ziff Davis Board of Directors and its committees. The Corporate Governance Principles provide that a majority of the directors, and all members of the Audit, Compensation and Environmental, Social and Governance Committees, shall be independent of Ziff Davis and its management;
●the functions of the Board of Directors in relation to oversight of Ziff Davis;
●the selection, evaluation and approval of compensation of Ziff Davis’ executive officers;
●the organization and basic function of committees of the Board of Directors; and
●the authority of the Board of Directors and committees to engage outside advisors.

Code of Business Conduct and Ethics
    Ziff Davis’ Code of Business Conduct and Ethics applies to all directors, officers and employees of Ziff Davis, including Ziff Davis’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Executive Vice President, General Counsel and Secretary. The Code embodies Ziff Davis’ commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The Code is posted on the corporate governance page of Ziff Davis’ website, and can be accessed at https://www.ziffdavis.com/esg/governance/.

Board Leadership
We separate the roles of Chief Executive Officer and Chair of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chair of the Board at Ziff Davis. The Chief Executive Officer is responsible for setting the strategic direction for Ziff Davis and for the day-to-day leadership and performance of Ziff Davis, while the Chair of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

8

Director Independence
Ziff Davis’ Board of Directors has determined that all of our directors, other than our President and Chief Executive Officer, Mr. Shah, are independent within the meaning of the rules of the SEC and the listing rules of the Nasdaq Stock Market.
Communications with the Board of Directors and the Audit Committee
The Board of Directors welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to Ziff Davis’ Audit Committee. Stockholders may send written communications to the entire Board of Directors, to the Audit Committee or to individual members, addressing them to Ziff Davis, Inc., 114 5th Avenue, 15th Floor, New York, New York, 10011, Attention: Corporate Secretary. Communications by email should be addressed to investor@ziffdavis.com and marked “Attention: Corporate Secretary” in the “Subject” field.

The Board of Directors has instructed the Secretary to review all communications so received (via e-mail or otherwise), and to exercise his discretion not to forward to members of the Board of Directors correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board of Directors.
Risk Management
The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of Ziff Davis’ risks and strategic direction. The Board of Directors regularly reviews information regarding Ziff Davis’ liquidity and operations, as well as the risks associated with each. Ziff Davis’ Compensation Committee is responsible for overseeing the management of risks relating to Ziff Davis’ executive compensation plans and arrangements. The Audit Committee oversees the process by which Ziff Davis’ senior management and the relevant departments assess and manage Ziff Davis’ exposure to, and management of, financial risks. The Audit Committee also oversees Ziff Davis’ organization-wide approach to identifying and mitigating data security and data privacy risks, as well as the various operational measures that Ziff Davis and its Information Security team put in place to monitor and respond to cyberattacks. The Environmental, Social and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

9

MEETINGS AND COMMITTEES OF THE BOARD
Board Meetings and Attendance at Annual Meeting
The Board of Directors of Ziff Davis held a total of seven meetings during 2022 and also conducted business by written consent. During 2022, each director attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and the committees of which he or she was a member. Ziff Davis encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of Ziff Davis’ directors attended Ziff Davis’ 2022 virtual Annual Meeting of Stockholders.
Executive Sessions
In accordance with Ziff Davis’ Corporate Governance Principles, executive sessions of non-management directors are held at least twice a year. The sessions are scheduled and chaired by the Chair. Any non-management director can request that an additional executive session be scheduled.
Board Committees
The Board of Directors has established three standing committees:
●an Audit Committee;
●a Compensation Committee; and
●an Environmental, Social and Governance Committee.

The Board of Directors has determined that the Audit, Compensation, and Environmental, Social and Governance Committees are composed solely of independent directors within the meaning of the rules of the SEC and the listing rules of the Nasdaq Stock Market. Current copies of the charters of the Audit, Compensation and Environmental, Social and Governance Committees are posted on the corporate governance portion of Ziff Davis’ website at https://www.ziffdavis.com/esg/governance/.
    Upon the recommendation of the Environmental, Social and Governance Committee, the Board elects committee members annually. The table below sets forth the number of meetings held by each Committee in 2022:

Committee	Number of Meetings in 2022
Audit Committee	9
Compensation Committee	5
Environmental, Social and Governance Committee	3

10

Audit Committee
The Audit Committee currently consists of Ms. Harris and Messrs. Taylor and Kretzmer, who is the Chair of the Audit Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members as set forth in SOX, the rules of the SEC adopted pursuant to SOX and the listing rules of the Nasdaq Stock Market. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to SOX and has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing rules of the Nasdaq Stock Market. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Audit Committee is responsible for, among other things, retaining and overseeing Ziff Davis’ independent auditors; approving the services performed by them; reviewing Ziff Davis’ financial reports and reporting process, accounting principles and its system of internal accounting controls; and overseeing cybersecurity risks. See the “Audit Committee Report” below.

11

Compensation Committee
The Compensation Committee currently consists of Messrs. Kretzmer and Miller and Ms. Fay, who is the Chair of the Compensation Committee. The Compensation Committee is comprised solely of directors who meet all the independence standards for compensation committee members as set forth in the listing rules of the Nasdaq Stock Market. The Compensation Committee is responsible for, among other things:
●administering Ziff Davis’ compensation programs, including its stock-based compensation plans;
●reviewing the performance of Ziff Davis’ executives and recommending to the Board of Directors, for approval by a majority of independent directors, goals and objectives, as well as compensation (including, salary, bonus and equity grants) for Ziff Davis’ executives;
●periodically evaluating compensation paid to non-management members of the Board of Directors, including monitoring the competitiveness and composition of director compensation;
●recommending to the Board of Directors changes to Ziff Davis’ compensation policies and benefits programs; and
●otherwise seeking to ensure that Ziff Davis’ compensation philosophy is consistent with Ziff Davis’ best interests and is properly implemented.

The Compensation Committee also has the authority to retain and terminate compensation consultants.
The Compensation Committee’s charter does not provide for the delegation of the Compensation Committee’s responsibilities. See the “Compensation Committee Report” below.

12

Environmental, Social and Governance Committee
The Environmental, Social and Governance Committee currently consists of Ms. Harris, and Messrs. Miller and Taylor, who is the Chair of the Environmental, Social and Governance Committee. The Environmental, Social and Governance Committee is comprised solely of directors who meet all the independence standards for compensation committee members as set forth in the listing rules of the Nasdaq Stock Market. The Environmental, Social and Governance Committee is responsible for, among other things:
●identifying, evaluating and nominating qualified individuals to become director nominees at Ziff Davis’ annual meetings of stockholders or to fill vacancies occurring between annual meetings of stockholders;
●recommending members of the Board of Directors for nomination to, or to fill vacancies on, the standing committees of the Board of Directors;
●developing and recommending to the Board of Directors standards for addressing conflicts of interest;
●developing, recommending to the Board of Directors and reviewing Ziff Davis’ Corporate Governance Principles;
●evaluating the performance of the Board of Directors and its committees;
●monitoring compliance with Ziff Davis’s stock ownership guidelines; and
●overseeing policies, procedures, reporting and disclosures with respect to diversity, equity, inclusion and environmentally sustainable practices.

The Environmental, Social and Governance Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. In selecting director nominees, the Environmental, Social and Governance Committee takes into consideration various factors to find candidates that will be able to represent the interests of the stockholders, including judgment, skill, diversity (including with regard to race, ethnicity, gender, age, knowledge, experience and/or geography), integrity, educational background, experience with businesses and other organizations of a comparable size, the interplay of the candidate’s experience with that of the other members of the Board of Directors and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. In accordance with the Company’s Corporate Governance Principles and the Environmental, Social and Governance Committee Charter, the Company endeavors to have a diverse Board taking into account numerous factors, including with regard to race, ethnicity, gender, age, knowledge, experience and/or geography. The Environmental, Social and Governance Committee evaluates the diversity in experience of its directors annually in recommending the slate of nominees to the full Board of Directors, and Ziff Davis believes that the current Board of Directors reflects the diversity of experience it seeks.
The Environmental, Social and Governance Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates. The Environmental, Social and Governance Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by other sources. Ziff Davis sets forth its policy with regard to the consideration of any director candidates recommended by stockholders in its Bylaws. See “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting” for more information regarding the procedures for the consideration of any director candidates recommended by stockholders.

13

DIRECTOR COMPENSATION
During fiscal 2022, each director who is not an officer or employee (“non-management director”) received an annual retainer payable in equal monthly installments (the “Annual Retainer”). In addition to the Annual Retainer, the Chair of each of the Audit, Compensation and Environmental, Social and Governance Committees received an additional fee, payable in equal monthly installments.
For 2022, non-management directors were entitled to receive Board and Board committee retainers described in the following table. We also reimburse directors for all reasonable expenses incurred in attending Board and Board committee meetings upon submission of appropriate documentation.

Board & Board Committee Service(1)	Compensation in 2022
Annual Restricted Stock Award	$200,000
Chair of the Board Annual Cash Retainer	$150,000
Annual Cash Retainer	$70,000
Audit Committee Chair Additional Annual Cash Retainer	$25,000
Compensation Committee Chair Additional Annual Cash Retainer	$15,000
Environmental, Social and Governance Committee Chair Additional Annual Cash Retainer	$15,000

(1)    For a portion of 2022 the Board also included a Lead Director role, which was compensated at a pro-rated amount of the $15,000 retainer.

On the date of the 2022 Annual Meeting of Stockholders, each non-management director received restricted stock units with respect to the Company’s common stock with a fair market value of approximately $200,000 on the date of grant which fully vest on the first anniversary of the date of grant.
Stock Ownership Guidelines for Non-Management Directors
    Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Non-management directors have five years from the later of (i) the date we instituted our stock ownership guidelines for non-management directors and (ii) their initial election to the Board, to meet their target stock ownership requirements.
Anti-Hedging and Anti-Pledging Policy
    All of our directors are subject to our Securities Trading Policy, which, among other things, prohibits such directors from entering into short sales or hedging or pledging shares of our common stock. For a more detailed description of our Securities Trading Policy, see “Components of Our Executive Compensation Program—Prohibitions on Hedging and Pledging Transactions” below.

14

2022 Director Compensation Table
The following table contains information with respect to the compensation of Ziff Davis’ non-management directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Sarah Fay(3)	$144,167	$199,934	$344,101
Trace Harris	$70,000	$199,934	$269,934
W. Brian Kretzmer	$95,000	$199,934	$294,934
Jonathan Miller	$70,000	$199,934	$269,934
Richard Ressler(4)	$99,419	$199,934	$299,353
Scott C. Taylor	$85,000	$199,934	$284,934

(1)These amounts represent the grant date fair value under FASB ASC Topic No. 718, Compensation – Stock Compensation (“ASC 718”) for restricted stock units granted in 2022. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2022 are included in Note 15, “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2022, included in Ziff Davis’ Annual Report on Form 10-K filed with the SEC on March 1, 2023.
(2)The directors each had unvested restricted stock units totaling 2,513 shares of Ziff Davis common stock outstanding at fiscal year end.
(3)Ms. Fay was elected Chair of the Board in May 2022. Simultaneously with Ms. Fay’s election as Chair, the Board determined that a Lead Director (a role then held by Ms. Fay) was no longer required. Ms. Fay’s compensation for 2022 reflects the pro-rated amounts for her different roles in 2022.
(4)Mr. Ressler served as Chair of the Board until May 2022 and did not further serve on the Board.

15

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
General

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as independent auditors for Ziff Davis for the fiscal year ending December 31, 2023. KPMG began serving as Ziff Davis’ independent auditors in 2023. Notwithstanding the ratification of KPMG as Ziff Davis’ independent auditors, the Audit Committee, in its discretion, may direct appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ziff Davis and its stockholders. In addition, if the stockholders do not ratify the appointment of KPMG, the Audit Committee will consider the appointment of other independent auditors, but is not required to do so. Representatives of KPMG are expected to virtually attend the Annual Meeting and be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they wish to do so.
Change in Independent Registered Public Accounting Firm

On March 8, 2023, the Audit Committee of the Board of Directors selected KPMG as the Company’s new independent registered public accounting firm for the fiscal year, contingent on the completion of KPMG’s standard client acceptance procedures. Also on March 8, 2023, the Audit Committee of the Board of Directors dismissed BDO USA, LLP (“BDO”) from service as the Company’s independent registered public accounting firm, effective immediately. Upon KPMG’s completion of its standard client acceptance process, an engagement letter dated as of March 13, 2023 was executed with KPMG.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2021 contained an adverse opinion on our internal control over financial reporting due to material weakness regarding management’s failure to design and maintain controls over the Consensus Cloud Solutions, Inc. spin-off. Management concluded that the material weakness was remediated during the fourth quarter of 2022, and the audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2022 did not contain any adverse opinion or disclaimer of opinion.

During the years ended December 31, 2022 and 2021, and the subsequent period through March 8, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events occurred as set forth in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

During the consolidated financial statement periods, and the subsequent period through March 13, 2023, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

16

Vote Required

Ratification of KPMG as Ziff Davis’ independent auditors for the fiscal year ending December 31, 2023 requires the affirmative vote of the holders of a majority of shares of Ziff Davis common stock present or represented and entitled to vote at the Annual Meeting.
THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 – RATIFICATION OF SELECTION OF KPMG AS ZIFF DAVIS’ INDEPENDENT AUDITORS.

Notwithstanding anything to the contrary set forth in any of Ziff Davis’ filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

17

AUDIT COMMITTEE REPORT
Ziff Davis’ management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. BDO USA, LLP (“BDO”), Ziff Davis’ independent auditor for 2022, was responsible for expressing opinions on the conformity of Ziff Davis’ 2022 audited financial statements with generally accepted accounting principles and on the effectiveness of Ziff Davis’ internal control over financial reporting as of December 31, 2022. The Audit Committee reviewed Ziff Davis’ financial reporting process on behalf of the Board of Directors. As part of this review for fiscal 2022, the Audit Committee met privately with BDO and Ziff Davis’ internal auditors to discuss the Company’s financial statements and disclosures, accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, BDO or the internal auditors.
In this context, the Audit Committee reviewed and discussed with management and BDO the audited financial statements for the year ended December 31, 2022, Ziff Davis’ internal control over financial reporting and BDO’s evaluation of Ziff Davis’ internal control over financial reporting. The Audit Committee discussed with BDO the applicable matters required to be discussed by the Public Company Accounting Oversight Board and the SEC. The Audit Committee received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and discussed with BDO that firm’s independence. The Audit Committee concluded that BDO’s provision of audit and non-audit services to Ziff Davis and its affiliates through December 31, 2022, was compatible with BDO’s independence.
Based on the considerations referred to above, the Audit Committee recommended to Ziff Davis’ Board of Directors that the audited financial statements for the fiscal year ended December 31, 2022, be included in Ziff Davis’ Annual Report on Form 10-K for 2022.
Submitted by the Audit Committee of
Ziff Davis’ Board of Directors,
W. Brian Kretzmer, Chair
Trace Harris
Scott C. Taylor

18

INFORMATION ABOUT ZIFF DAVIS’ AUDITORS
Audit Fees
The fees billed to Ziff Davis by BDO for services rendered relating to fiscal 2022 and 2021 are set forth below.

	2022	2021
Audit Fees(a)	$4,659,436	$5,440,329
Audit-Related Fees(b)	$6,566	$404,746
Tax Fees(c)	$230,612	$180,613
All Other Fees(d)	—	—
Total	$4,896,614	$6,025,688

(a)Audit Fees included amounts billed or to be billed for professional services rendered for the audit of annual consolidated financial statements, the review of financial statements included in quarterly reports, and the audits of internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the SEC and certain accounting consultations in connection with the audits.
(b)Audit-Related Fees included amounts billed for assurance and related services, including but not limited to, the Consensus Cloud Solutions, Inc. Form 10 and related services, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations, and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, consultation concerning financial accounting and reporting standards, or forensic insurance and recovery services.
(c)Tax Fees consisted principally of professional services rendered for tax compliance and tax planning and advice including assistance with tax audits and appeals and tax advice related to mergers and acquisitions.
(d)All Other Fees, if any, included amounts billed for all other fees not related to the categories above including corporate finance assistance and advisory services.

Pre-Approval Procedure for Services
The Audit Committee pre-approves all audit and non-audit services. Requests for the independent auditors to provide any services to Ziff Davis must be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer and must be pre-approved. The Audit Committee may delegate pre-approval authority to one or more of its members.

19

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Ziff Davis is seeking approval of an advisory resolution on the compensation of its named executive officers, as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured Ziff Davis’ executive compensation program to link compensation to continuous improvements in corporate performance and increases in stockholder value. Ziff Davis’ executive compensation program goals include the following:
●to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;
●to align executive officer remuneration with the interests of the stockholders;
●to recognize superior individual performance;
●to balance base and incentive compensation to complement Ziff Davis’ annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and
●to provide compensation opportunities based on Ziff Davis’ performance.

Ziff Davis urges stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how Ziff Davis’ executive compensation policies and procedures operate and are designed to achieve its compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative in the section, which provide detailed information on the compensation of Ziff Davis’ named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving Ziff Davis’ goals, and that the compensation of the named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, Ziff Davis is asking stockholders to approve the following advisory resolution at the 2023 Annual Meeting of Stockholders:
RESOLVED, that the stockholders of Ziff Davis, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

20

Vote Required

Approval of the advisory resolution on the compensation of Ziff Davis’ named executive officers requires the affirmative vote of the holders of a majority of shares of Ziff Davis common stock present or represented and entitled to vote at the Annual Meeting.

THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 – APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

21

EXECUTIVE OFFICERS
The following sets forth certain information regarding Ziff Davis’ executive officers (ages are as of the record date):
Vivek Shah, 49, was appointed as Chief Executive Officer of Ziff Davis and a member of its Board of Directors effective January 1, 2018 and was appointed President in December 2021. Previously, he served as Chief Executive Officer of Ziff Davis, which Ziff Davis acquired in 2012. Prior to joining Ziff Davis, Mr. Shah led the purchase of Ziff Davis in 2010 in partnership with a private equity firm. From 1995 to 2009, Mr. Shah held various management positions at Time, Inc., including Group President, Digital and President of the Fortune/Money Group. Mr. Shah has been named Online Publisher of the Year by MIN, Innovator of the Year by BtoB’s Media Business and inducted into MIN's Digital Hall of Fame. He was also named to Crain’s Forty under 40 list. Mr. Shah has a Bachelor of Arts degree in political science from Tufts University.
Bret Richter, 53, was appointed Ziff Davis’ Chief Financial Officer on January 1, 2022. From September 2015 to December 2021, Mr. Richter served in various roles at MSG Networks, Inc., a media company, including as Executive Vice President, Chief Financial Officer and Treasurer.  Before joining MSG Networks, Mr. Richter served as Executive Vice President, Corporate Finance and Development of Cablevision, a cable and broadband services company. Previously, Mr. Richter served as Cablevision’s Senior Vice President, Financial Strategy and Development. Before joining Cablevision, Mr. Richter served as President of The Richter Consulting Group, Inc., a privately held advisory firm that provided consulting services to early stage media companies. Prior to that, Mr. Richter was Senior Vice President of Finance at NTL Incorporated (a predecessor of Virgin Media) and was also a member of the media investment banking advisory team at Salomon Brothers Inc. Mr. Richter is a member of the Cornell University Council, a member of Cornell’s College of Agriculture and Life Sciences Advisory Council and is a Past-President of Cornell’s College of Agriculture and Life Sciences Alumni Association Board. He holds a Bachelor of Science degree from Cornell University, where he studied applied economics and business management.
Jeremy D. Rossen, 52, was appointed as Vice President, General Counsel of Ziff Davis effective June 1, 2015, Secretary in November 2015 and promoted to Executive Vice President in March 2019. From May 2009 until joining the Company in 2015, Mr. Rossen served as a Senior Vice President at The Gores Group, a private equity firm. Prior to that, Mr. Rossen served as General Counsel at Helio LLC, a wireless telecommunications carrier, General Counsel at Somera Communications, Inc., a telecommunications equipment company, and a corporate and securities attorney at Wilson, Sonsini, Goodrich & Rosati. Mr. Rossen holds Bachelor of Arts and Juris Doctorate degrees from the University of Pennsylvania.

22

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation programs for our named executive officers in office during 2022:

●Vivek Shah, our President and Chief Executive Officer;
●Bret Richter, our Chief Financial Officer;
●Jeremy D. Rossen, our Executive Vice President, General Counsel and Secretary; and
●Steve Dunn, our former Chief Accounting Officer.

Overview
Ziff Davis is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, martech and connectivity.  Our brands include IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Everyday Health, BabyCenter, What To Expect, the MOZ Group, VIPRE, and IPVanish.

We are an active acquirer of businesses, having deployed approximately $3 billion of acquisition capital since 2012 (including the original acquisition of Ziff Davis, LLC and excluding any acquisitions that were part of businesses we divested) and as of December 31, 2022 had over 4,300 employees around the world.

With more than 80 acquisitions since 2012, Ziff Davis has a diversified portfolio of 40+ Internet information and services brands that is driven by:

●Brands at the forefront of the shift from analog to digital
●Highly recurring revenues across advertising and subscription businesses
●Consistent and sustained revenue and earnings growth
●A programmatic M&A system with proven track record
●A virtuous cycle of free cash flow generation and investment

Ziff Davis’ strategy for future growth encompasses the below priorities:

●Organic revenue growth generated from brands serving highly attractive market segments
●Continued vigilance on costs
●Flexibility and transparency across the organization
●Profits & Purpose: our double commitment to financial and social value creation

Compensation Philosophy and Objectives
The Compensation Committee of Ziff Davis’ Board of Directors (the “Compensation Committee”) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that represent at least the median percentile for comparable positions at comparable companies based upon third-party compensation survey information.
The Compensation Committee reviews Ziff Davis’ compensation strategy annually. As part of this process, the Compensation Committee considers whether Ziff Davis’ current compensation programs should be modified and whether new programs or elements of compensation should be introduced in order to better meet Ziff Davis’ overall compensation objectives.
Ziff Davis’ Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash or among different forms of non-cash compensation. Rather, the Compensation Committee assesses past performance and

23

anticipated future contribution of each senior executive and recommends to the Board of Directors the total amount and mix of each element of compensation. In addition, the Compensation Committee believes that the most senior executives should have their compensation more heavily weighted toward equity-based compensation.
In setting compensation for any given year, the Compensation Committee considers the amount of compensation from prior periods or amounts realizable from prior compensation.
Ziff Davis’ compensation objective is to link compensation to improvements in corporate performance and increases in stockholder value. Ziff Davis’ executive compensation program goals include the following:
●to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;
●to align executive officer remuneration with the interests of stockholders;
●to recognize superior individual performance;
●to balance base and incentive compensation to complement Ziff Davis’ annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and
●to provide compensation opportunities based on Ziff Davis’ performance.

Say-on-Pay Vote and Stockholder Engagement
At Ziff Davis’ 2022 Annual Meeting of Stockholders held on May 10, 2022, the Company held a stockholder advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay” vote. Ziff Davis’ stockholders approved the compensation of the named executive officers, with approximately 72.5% of the stockholder votes cast in favor of the Company’s say-on-pay proposal. The Compensation Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.
Although Ziff Davis received significant support by its stockholders on its “say-on-pay” vote in 2022, the Company believed it was in the best interest of the Company to continue to engage with our stockholders through our stockholder outreach program to gather feedback from stockholders on a number of issues including, but not limited to, environmental, social and governance matters, financial and business performance, corporate governance and executive compensation. In 2022 and 2023, the Company invited institutional shareholders holding more than 70% of our shares to engage with us. The Company held meaningful meetings with the institutional stockholders who accepted the invitation on the topics addressed and gained valuable insights.

24

Role of the Compensation Committee
The Compensation Committee has responsibility for discharging the Board of Directors’ responsibilities with respect to compensation of the Company’s executives. The Compensation Committee is responsible for:

●administering Ziff Davis’ compensation programs, including its stock-based compensation plans;
●recommending to the Board of Directors the compensation to be paid to Ziff Davis’ executives;
●recommending to the Board of Directors changes to Ziff Davis’ compensation policies and benefit programs; and
●otherwise seeking to ensure that Ziff Davis’ compensation philosophy is consistent with Ziff Davis’ best interests and is properly implemented.

Stockholder-Friendly Features of Our Executive Compensation Program
    The following are highlights of our executive compensation programs, which continue to contain stockholder-friendly features:
●We pay for performance. The vesting of approximately 50% of the equity awards granted to our executive officers each year is tied to the performance of the Company’s common stock price and the annual incentive cash compensation paid to our executive officers is based on our financial performance;
●We seek independent advice. We engage independent consultants to review our executive compensation program and provide advice to the Compensation Committee;
●We have significant stock retention requirements. We maintain a stock ownership policy for our executive officers and directors. Our Chief Executive Officer is required to own 5x his base salary in Company stock;
●We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers; and
●We do not provide tax reimbursements or gross-up provisions. We do not offer tax reimbursement or gross-up provisions in any of our agreements with our directors or officers.

Role of Compensation Committee Consultant in Establishing Compensation
The Compensation Committee considers from time to time the market compensation of similarly-situated executives at other companies and periodically purchases third-party compensation surveys or engages third-party compensation consultants to assist in providing comparative compensation data. In fiscal 2021, the Compensation Committee engaged FW Cook to prepare a competitive analysis of the Company’s current executive compensation programs that addressed Ziff Davis on a consolidated basis (the “2021 Compensation Report”). Specifically, our Compensation Committee worked with FW Cook to review competitive market data and analysis, including information about current market practices and trends, compensation structures and compensation ranges of a comparison group selected and proposed by FW Cook (the “Peer Group”). The Peer Group was comprised of the following companies that operated in the internet software and services industry and other related technology companies:

25

●ANGI Homeservices Inc.	●Nuance Communications, Inc.
●Box, Inc.	●Nutanix, Inc.
●CoStar Group, Inc.	●Open Text Corporation
●GoDaddy Inc.	●Proofpoint, Inc.
●HubSpot, Inc.	●RingCentral, Inc.
●IAC/InterActiveCorp	●TripAdvisor, Inc.
●Jack Henry & Associates, Inc.	●Tyler Technologies, Inc.
●Match Group, Inc.	●Zillow Group, Inc.

The Peer Group’s trailing 12 months of revenue ranged from approximately $990 million to approximately $5.23 billion with $1.943 billion representing approximately the 50th percentile. The 2021 Compensation Report was presented to the Compensation Committee in March 2021 and informed our decisions with respect to executive compensation for fiscal 2021 and 2022.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee was solely responsible for retaining and terminating FW Cook. FW Cook reported directly to the Compensation Committee and FW Cook did not provide any other material services to Ziff Davis during fiscal 2022.

Components of Our Executive Compensation Program
The components of the compensation program for our named executive officers are:
●base salary;
●annual incentive cash compensation;
●long-term equity incentive compensation;
●employee stock purchase plan; and
●employee retirement, health and welfare benefits and other compensation.

Each of these components is described in further detail in the narrative that follows.
Base Salary. Base salary is the fixed portion of executive pay and is set to reward the executive officers’ current contributions to Ziff Davis and compensate them for their expected day-to-day performance. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for the executive officers generally, the Compensation Committee considers, among other factors, the executive officer’s scope of responsibility, prior experience and past performance, and data on prevailing compensation levels in relevant markets for executive talent.
In determining 2022 base salaries, the Compensation Committee considered a number of factors including the information in the 2021 Compensation Report, together with various other factors such as Company performance and general economic conditions, among others.
Based on the factors described above, in March 2022 the Compensation Committee recommended, and the Board of Directors approved an increase in Mr. Dunn’s annual base salary from $325,000 to $340,000 and Mr. Rossen’s annual base salary from $450,000 to $475,000. The Compensation Committee did not recommend an increase in base salary for the other named executive officers. For 2022, Messrs. Shah’s and Richter’s base salaries were $1 million and $625,000, respectively.
Annual Incentive Cash Compensation. Ziff Davis has established an executive bonus program (the “Senior Management Bonus Program”) for awarding cash bonuses to Ziff Davis’ senior executives, including the named executive officers. Bonus guidelines under the Senior Management Bonus Program are established each year and are designed to encourage and reward senior management for:

26

●attaining company-wide financial goals,
●improving the financial and operational health of Ziff Davis, and
●meeting or exceeding individually defined goals and objectives.

The Senior Management Bonus Program provides guidelines only as to payment of bonuses to executive program participants, is non-binding, and does not create any contract right between Ziff Davis and the participants.

The process for determining bonuses under the Senior Management Bonus Program relies on the development of corporate financial targets. In addition, individual goals and objectives may be set for each program participant except the President and Chief Executive Officer and the Chief Financial Officer, who bear ultimate responsibility for achievement of the corporate financial targets and the budget. The financial objectives are generally in alignment with Ziff Davis’ budget for the year, which is used as a basis for Ziff Davis’ public disclosures regarding its expected annual financial performance. Any individual goals and objectives are designed to help Ziff Davis achieve its financial goals. The corporate financial objectives are recommended by the Compensation Committee for approval by the Board of Directors.
The target adjusted Non-GAAP Net Income (“Adjusted Non-GAAP Net Income”) in respect of the 2022 Ziff Davis, Inc. Executive Bonus Plan (the “2022 Executive Bonus Plan”) was approximately $332.5 million (the “2022 Goal”). The 2022 Executive Bonus Plan provided that the bonus pool would be “funded” only if Ziff Davis achieved at least a minimum of more than 90% of the 2022 Goal. Adjusted Non-GAAP Net Income is calculated by taking Ziff Davis’ consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and certain other non-GAAP adjustments, all items net of tax. If at least 90% of the 2022 Goal was achieved, the bonus pool for 2022 could be funded at between 0% and 185% of the target pool amount, depending on the actual percentage of the 2022 Goal achieved. The bonus pool for 2022 was capped at 185% if approximately $360.7 million or more of Adjusted Non-GAAP Net Income was achieved. Notwithstanding the achievement of the 2022 Executive Bonus Plan criteria, the Compensation Committee retained discretion to increase or decrease the funding of the bonus pool based on factors it deemed appropriate.
Under the Senior Management Bonus Program established for fiscal 2022, Ziff Davis established a “bonus pool” based upon an aggregate of specified percentages of the base salary or a set bonus target for each participating employee. For Mr. Shah, the “target” bonus percentage was 100% of his base salary. For Messrs. Dunn, Richter and Rossen, the “target” bonuses were $185,000, $625,000 and $300,000, respectively. These percentages and amounts were determined based on the named executive officers’ relative level of responsibility, size and complexity of the job, past contributions to Ziff Davis’ performance and expected contributions to Ziff Davis’ future success. They are also based on the executive’s articulated goals and objectives, as well as the market compensation of similarly-situated executives at other companies, as reflected in third-party compensation surveys, including the 2021 Compensation Report. However, the Compensation Committee retained the discretion to award bonus percentages higher or lower than these targets based on the overall plan funding level and the Compensation Committee’s subjective assessment of each individual’s achievement of his or her individual goals and objectives, as applicable.
Once the bonus pool was funded, individual bonuses were to be established by evaluating each executive’s relative contribution to the success of Ziff Davis as a whole, as well as his or her success in meeting his or her individual objectives, if any. Individual bonus amounts were to be recommended by the Compensation Committee for approval by the Board of Directors.
On February 13, 2023, the Compensation Committee recommended for approval by the Board of Directors, and, on February 14, 2023, the Board of Directors approved, funding the pool established under the 2022 Executive Bonus Plan (the “2022 Pool”) at the 36.6% level based upon the program formula. The below table displays the threshold, target, maximum and actual achievement with respect to the Company’s 2022 Executive Bonus Plan:

27

Adjusted Non-GAAP Net Income Achievement
Achievement Threshold %	Achievement Threshold Amount	Payout %
90%	$299,238,000	0%
93.7%	$312,585,000	36.6%
95%	$315,863,000	50%
100%	$332,487,000	100%
108.5%	$360,748,000	185%

On February 14, 2023, the Board of Directors approved the Compensation Committee’s recommendation to award the following bonuses from the 2022 Pool to the named executive officers:

Name	Target Bonus	Percent Target Bonus Achieved	Percent Target Bonus Paid	Bonus Payment
Vivek Shah	$1,000,000	93.7%	36.6%	$365,670
Bret Richter	$625,000	93.7%	36.6%	$228,544
Jeremy D. Rossen	$300,000	93.7%	36.6%	$109,701
Steve P. Dunn	$180,000	93.7%	36.6%	$60,235(1)
(1)    Reflects pro rata adjustment for 2022 per the terms of Mr. Dunn’s Separation Agreement.
For fiscal 2020, 2021 and 2022, Ziff Davis paid the following aggregate bonus amounts to the named executive officers (excluding R. Scott Turicchi for 2021 and 2022 since he departed the Company in October 2021 and was not paid an annual bonus by the Company) in relation to the target percentage achievement in such fiscal year and the corresponding funding levels:

Year	Aggregate Target Bonus	Percent Annual Goal Achieved	Percent Target Bonus Achieved	Percent Bonus Paid	Aggregate Bonus Paid
2020	$2,179,950	102.3%	123.0%	135.3%	$2,949,913
2021	$1,480,000	109.7%	185.0%	185.0%	$2,738,000
2022	$2,087,841	93.7%	36.6%	36.6%	$764,150

In 2021, in keeping with our commitment to diversity and inclusion (DEI), and in consultation with the Environmental, Social and Governance and Compensation Committees, we established a DEI component to the bonus plans of certain senior executives related to diversity and inclusion. Such DEI bonus was based on the achievement of the Company’s DEI objectives and represents a maximum of fifteen percent (15%) of an individual’s then current bonus target amount. The Compensation Committee, in consultation with the Environmental, Social and Governance Committee, was responsible for assessing the Company’s performance with respect to DEI objectives. On February 14, 2023, the Board of Directors approved the Compensation Committee’s recommendation to award Messrs. Shah, Richter, Rossen and Dunn DEI bonuses of $75,000, $46,875, $22,500 and $12,354(1) respectively.
(1)    Reflects pro rata adjustment for 2022 per the terms of Mr. Dunn’s Separation Agreement. In connection with Mr. Dunn’s termination of employment, Ziff Davis and Mr. Dunn entered into a separation and release of claims agreement (the “Dunn Separation Agreement”) pursuant to which, in exchange for Mr. Dunn having executed a general release of claims in favor of Ziff Davis and having provided transitional support through November 22, 2022, Ziff Davis made a severance payment to Mr. Dunn in an amount equal to approximately one (1) times his annual base salary, to be paid in a lump sum following the effectiveness of the release following the termination of his employment, the employer portion of COBRA payments for twelve (12) months following the Separation Date (as defined in the Dunn Separation Agreement) and a pro-rated annual bonus in respect of 2022 that was in 2023 when annual bonuses were generally paid by the Company pursuant to Ziff Davis’ 2022 bonus plan.

28

Long-Term Equity Incentive Compensation. We provide share-based, long-term compensation to our executive officers through our stockholder-approved 2015 Ziff Davis, Inc. Stock Option Plan (the “2015 Stock Plan”). The 2015 Stock Plan provides for a variety of stock and share-based awards, including stock options, time-based restricted stock awards ("RSAs") and restricted stock units ("RSUs"), each of which vests over a period determined by the Compensation Committee, as well as performance-based restricted stock awards ("PSAs") and performance stock units ("PSUs") that are earned based on the Company’s achievement of stock price targets established by the Compensation Committee. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered.

In general, the Compensation Committee determines the appropriate size of stock-based compensation awards by evaluating the relative importance of the contributions of each executive and the expected future value of each award over the vesting period. The Compensation Committee also takes into account from time to time information provided by third-party compensation surveys that provide market compensation data of similarly-situated executives at similar companies. This process is designed to achieve the proper balance between incentivizing and retaining the services of our executive officers and other key employees, while continuing to preserve stockholder value. Long-term incentive levels for Ziff Davis’ officers are targeted at at least the median of competitive market pay levels.

CEO Long-Term Equity Incentive Compensation
In connection with his appointment as Chief Executive Officer of the Company, Mr. Shah was awarded an upfront long-term equity award, effective January 1, 2018 under the Company’s 2015 Stock Plan consisting of 400,000 stock options, 400,000 PSAs, and 200,000 RSAs (the “Shah Equity Award”) to incentivize Mr. Shah during his tenure as Chief Executive Officer. The Compensation Committee used numerous factors, including benchmarking materials and the work of third-party compensation consultants, to determine the Shah Equity Award and decided that a primarily performance-based award over an eight year time frame was an appropriate long-term incentive award for the Company’s new Chief Executive Officer. The exercise price of the stock options under the Shah Equity Award was equal to $75.03, the fair market value of a share of Company common stock on January 1, 2018. The stock options and RSAs vest in eight equal installments on each of the eight anniversaries of January 1, 2018 (the “Shah Grant Date”). The PSAs were set to vest in one-eighth increments only if the Company’s common stock price remained at or above the following eight stock prices for at least 20 trading days in any 30 consecutive trading day period and the average closing price for such 30 day period is equal to or exceeds such stock price threshold: $83.93, $93.88, $105.01, $117.47, $131.40, $146.98, $164.41 and $183.90; provided that no PSAs vested before the second anniversary of the Shah Grant Date. The stock price thresholds with respect to Mr. Shah’s PSAs were based on the compounded annual growth rate in the Company’s common stock price from the date of its initial public offering until the Shah Grant Date, as applied to each of the eight successive stock price thresholds. As of January 1, 2023, 62.5% of the stock options, 62.5% of the PSAs, and 62.5% of RSAs under the Shah Equity Award had vested. As a result of the equity adjustments associated with the Consensus Spin-Off (i) 163,176 stock options, 163,181 PSAs, and 81,591 RSAs remain unvested under the Shah Equity Award, (ii) the exercise price of the stock options under the Shah Equity Award was adjusted to $68.97, and (iii) the stock price targets for the three remaining tranches of the PSA under the Shah Equity Award were adjusted to $125.57, $143.00, and $162.49, respectively.
On November 20, 2021, in light of the Company’s strong performance, the fact that a significant portion of the Shah Equity Award had vested, the fact that Mr. Shah’s last equity grant was nearly four years ago, and to provide appropriate incentives for Mr. Shah, the Compensation Committee awarded Mr. Shah 111,613 RSUs that vest in four equal installments on each of the four anniversaries of the date of grant. 83,710 RSUs from this grant remain unvested as of January 1, 2023.
The Compensation Committee did not grant any equity awards to Mr. Shah during fiscal 2022.

Long-Term Incentive Compensation for Other NEOs
Since fiscal 2016, when the Compensation Committee adopted a policy pertaining to the vesting of restricted stock awards issued to senior executive officers, including the named executive officers,

29

the Company has been granting long-term equity based awards in the form of RSAs, RSUs, PSAs and PSUs. The RSAs and RSUs vest ratably over a four or five-year vesting period, with awards vesting one-fourth or one-fifth, as applicable, on each of the first four or five anniversaries of the date of the award provided that the recipient is still employed by Ziff Davis at the applicable vesting date (“time vesting restricted shares”). The PSAs and PSUs vest with respect to one-fourth or one-fifth, as applicable, of such shares at each such time as Ziff Davis common stock remains at or above specified stock prices for a specified number of trading days (“performance restricted shares”); provided that in the case of performance restricted shares (x) no such shares shall vest prior to the first anniversary of the date of grant, whether or not any stock price condition is satisfied prior to such time and (y) the recipient is still employed by Ziff Davis at the applicable vesting date. The recipients have a total of eight years to achieve any performance targets with respect to the PSAs and PSUs
In fiscal 2022, the Compensation Committee issued RSUs and PSUs to the named executive officers as provided in the below table. With respect to the PSUs, the Board determined that one-fourth of such shares will vest at each such time as Ziff Davis common stock remains at or above the following stock price targets over the potential vesting period: $107.97, $117.38, $127.61, and $138.73; provided that such stock price target is maintained for a 20 out of 30 consecutive trading day period.
In fiscal 2022, the following stock-based compensation awards were made to the named executive officers (the “2022 Awards”) (assuming a value for the RSUs based on the grant date fair value of such awards and PSUs based on the probable outcome of the performance conditions):

Name	Number of Performance Based Restricted Stock Units	Dollar Value of Performance Based Restricted Stock Units	Number of Time Based Restricted Stock Units	Dollar Value of Time Based Restricted Stock Units	Dollar Value of Long-Term Equity Incentive Award	Dollar Value of Long-Term Equity Incentive Award Over Term
Vivek Shah	–	–	–	–	–	–
Bret Richter	10,069	$877,136	20,295	$2,249,904	$3,127,039	$781,760
Jeremy D. Rossen	5,538	$482,429	5,537	$549,935	$1,032,364	$258,091
Steve P. Dunn(1)	2,870	$250,013	2,869	$284,949	$534,962	$133,741

(1)    Mr. Dunn’s employment with the Company ended November 22, 2022. The equity awards granted to Mr. Dunn in 2022 did not vest prior to the end of his employment and were forfeited.
Employee Stock Purchase Plan. Ziff Davis offers all of its employees, including Ziff Davis’ named executive officers, the opportunity to purchase Ziff Davis’ common stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of Ziff Davis’ common stock at certain plan-defined dates. The price of Ziff Davis common stock purchased under the ESPP for the offering periods is equal to 85% of the lesser of its fair market value at the beginning or the end of the offering period.
Other Compensation. Ziff Davis’ executive officers are entitled to participate in Ziff Davis’ health, vision, dental, life and disability insurance plans, Ziff Davis’ innovation and patent award program and Ziff Davis’ tax-qualified 401(k) plan, to the same extent as Ziff Davis’ other employees.(1)
(1)    Ziff Davis does not provide any defined benefit pension plans or non-qualified deferred compensation plans.

Change in Control and Severance Arrangements. In 2022, Ziff Davis entered into employment agreements with named executive officers that provide for certain change of control and severance benefits, as set forth below.

30

In addition, our named executive officers are eligible to receive benefits pursuant to the terms of their employment agreements and equity awards (1) in the event of certain qualifying terminations of employment in connection with a change in control and (2) upon their disability or death. The amount of benefits will vary based on the reason for the termination.

Under the terms of Mr. Shah’s June 13, 2022 employment agreement (the “Shah Employment Agreement”), if Mr. Shah’s employment with the Company is terminated by the Company other than for “cause” (as defined in the Shah Employment Agreement), or by Mr. Shah for “good reason” (as defined in the Shah Employment Agreement) and such termination is within three (3) months prior to or within two (2) years following a “change in control” of the Company (as defined in the Shah Employment Agreement) (a “Qualifying CIC Termination”), then Mr. Shah shall be entitled to receive (i) a cash severance amount equal to three (3) times the sum of Mr. Shah’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Mr. Shah’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Company’s j2 Global, Inc. 2015 Stock Option Plan (or any successor plan) (the “Stock Plan”) and the applicable award agreements thereunder. Upon a termination without "cause" or for "good reason," not in connection with a "change in control" (a "Qualifying Non-CIC Termination"), Mr. Shah shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination and (iii) continued medical benefits for eighteen (18) months. The foregoing severance benefits are subject to Mr. Shah’s execution and non-revocation of a general release of claims in favor of the Company.
Under Messrs. Richter’s and Rossen’s Employment Agreements, upon a Qualifying CIC Termination, Messrs. Richter or Rossen, as applicable, shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of Messrs. Richter’s or Rossen’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Messrs. Richter’s or Rossen’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Stock Plan and the applicable award agreements thereunder. Upon a Qualifying Non-CIC Termination, Messrs. Richter or Rossen, as the case may be, shall be entitled to receive (i) a cash severance amount equal to one (1) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for twelve (12) months and (iv) equity vesting benefits, whereby Messrs. Richter’s or Rossen’s outstanding and unvested time-based awards that would have vested during the twelve (12) month period following the executive’s termination date shall vest in full and the executive’s then outstanding and unvested performance-based equity awards will remain outstanding and eligible to vest during the twelve (12) months following the applicable termination date. The foregoing severance benefits are subject to Messrs. Richter’s or Rossen’s, as the case may be, execution and non-revocation of a general release of claims in favor of the Company.
Stock Ownership Guidelines
We have had stock ownership guidelines for our named executive officers and other executives since 2016. The targeted stock ownership requirements were established as a multiple of base salary. For Mr. Shah, the targeted stock ownership level is five times base salary. For Mr. Richter, the targeted stock ownership level was four times base salary. For Messrs. Rossen and Dunn, the targeted stock ownership level is three times base salary. Each executive officer subject to our stock ownership guidelines has five years from the date their target level was established to meet the guidelines.

Prohibitions on Hedging and Pledging Transactions
The Board of Directors has adopted an anti-hedging and anti-pledging policy that prohibits officers and directors from engaging in transactions that would allow such officer or director to continue to own the Company’s common stock without taking on the full risks and rewards of stock ownership.

31

The Board of Directors believes that when such transactions occur, those directors or officers engaged in any such transactions may no longer have the same objectives as the Company’s other stockholders under such circumstances. Therefore, the Company’s insider trading policies prohibit all employees, directors, and certain other designated persons of Ziff Davis and its subsidiaries and affiliates, together with their spouses, other persons living in their households, their children, and entities over which they exercise control or own, from engaging in the following transactions in the Company’s securities and any similar transactions:
●day trading;
●trading on margin or maintaining margin accounts;
●trading in puts, calls or other derivative securities;
●hedging or other monetization transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds;
●placing standing orders; and
●pledging the Company’s securities as collateral for a loan.

Prior to engaging in any transaction in the Company’s securities, executive officers and directors must first obtain pre-clearance of the transaction from the Company’s General Counsel, or, for the General Counsel and for executive directors and officers in the General Counsel’s absence, from the Chief Executive Officer, President and/or Chief Financial Officer, except with respect to trading pursuant to certain pre-existing written plans, contracts, instructions, or arrangements under Rule 10b5-1 that have been approved by the Company.

Summary
After its review of all existing programs, consideration of current market and competitive conditions and alignment with Ziff Davis’ overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for Ziff Davis’ executive officers is focused on increasing value for stockholders and enhancing Ziff Davis’ performance. The Compensation Committee currently is satisfied that, the compensation Ziff Davis pays to its named executive officers properly ties a significant portion of compensation to stock appreciation or stockholder value through stock-based compensation awards and annual cash incentive bonus measures and delivers compensation levels that are competitive with the compensation programs offered by other corporations with which Ziff Davis competes for executive talent.
Notwithstanding anything to the contrary set forth in any of Ziff Davis’ filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

32

COMPENSATION COMMITTEE REPORT
Management of Ziff Davis has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for Ziff Davis’ 2023 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors,

Sarah Fay
W. Brian Kretzmer
Jon Miller

33

COMPENSATION RISK
The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that Ziff Davis’ compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee noted several design features of Ziff Davis’ cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation:
●The program design provides a balanced mix of cash and equity, annual and long term incentives, and performance metrics (earnings and total stockholder return);
●There is a significant weighting towards long-term incentive compensation that discourages short-term risk taking;
●Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and
●The maximum funding level of the 2022 Executive Bonus Program was capped at 185% of target for 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Fay and Messrs. Kretzmer and Miller served on the Compensation Committee during 2022. Ziff Davis has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of Ziff Davis.

34

2022 Summary Compensation Table
The table below summarizes the total compensation earned by each of the named executive officers in 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(5)	Total ($)
Vivek Shah President & Chief Executive Officer	2022	1,000,000	—	—	—	440,670	33,155	1,473,825
	2021	1,000,000	—	13,514,102	—	1,925,000	30,009	16,469,111
	2020	1,000,000	—	—	—	1,230,000	26,423	2,256,423
Bret Richter Chief Financial Officer	2022	625,000	—	3,127,039	—	275,419	33,155	4,060,613
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Jeremy D. Rossen Executive Vice President, General Counsel and Secretary	2022	475,000	—	1,032,364	—	132,201	33,134	1,672,699
	2021	450,000	225,000	1,212,825	—	577,500	30,008	2,495,333
	2020	450,000	18,000	779,210	—	455,000	26,375	1,728,585
Steve P. Dunn Chief Accounting Officer	2022	340,000	—	534,962	—	72,589(4)	22,371	969,922
	2021	325,000	70,000	749,466	—	346,500	21,670	1,512,636
	2020	305,000	9,500	518,145	—	297,413	19,013	1,149,071

(1)Amounts reported in this column represent compensation earned in the year in which they were reported. Amounts reflect inclusion of DEI Bonus.
(2)These amounts represent the grant date fair value under ASC 718 for RSUs granted and report a grant date value for the PSUs based upon the probable outcome of the performance conditions. The ASC 718 value as of the grant date for RSUs and PSUs is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for RSUs and PSUs granted are included in Note 15, “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2022, included in Ziff Davis’ Annual Report on Form 10-K filed with the SEC on March 1, 2023. Assuming the achievement of all performance conditions, the value of the 2022, 2021 and 2020 PSUs at the grant date would be: $877,136 (2022) for Mr. Richter; $482,429, $462,595, and $400,419, respectively, for Mr. Rossen; and $250,013, $280,003, and $266,308, respectively, for Mr. Dunn.
(3)These amounts represent the grant date fair value under ASC 718 for stock option awards granted. The ASC 718 value as of the grant date for stock option awards is spread over the vesting period. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for stock options granted are included in Note 15 “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2022, included in Ziff Davis’ Annual Report on Form 10-K filed with the SEC on March 1, 2023.
(4)Reflects pro rata adjustment for 2022 per the terms of Mr. Dunn’s Separation Agreement.
(5)See “2022 All Other Compensation” table.

35

2022 All Other Compensation
The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table.

Name	Year	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Vivek Shah	2022	$27,055(1)	$6,100	$33,155
Bret Richter	2022	$27,055(1)	$6,100	$33,155
Jeremy D. Rossen	2022	$27,034(2)	$6,100	$33,134
Steve P. Dunn	2022	$16,271(3)	$6,100	$22,371

(1)    Consists of $26,570 in medical, dental and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions, $252 in life insurance premium contributions for $500,000 in life insurance benefits.
(2)    Consists of $26,570 in medical, dental, and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions and $232 in life insurance premium contributions for $476,000 in life insurance benefits.
(3)    Consists of $15,868 in medical, dental and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions and $171 in life insurance premium contributions for $341,000 in life insurance benefits.

2022 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
		Threshold(1) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Shah	02/10/2022(2)	–	1,075,000	2,000,000	–	–	–	–	–	–	–
Bret Richter	01/01/2022	–	671,876	1,250,000	–	–	–	20,295(3)	–	–	2,249,904
	03/03/2022(2)	–	–	–	–	–	–	10,069(4)	–	–	877,136
Jeremy D. Rossen	02/10/2022	–	322,500	600,000	–	–	–	–	–	–	–
	03/03/2022(2)	–	–	–	–	–	–	11,075(5)	–	–	1,032,364
Steve P. Dunn	02/10/2022	–	197,354	366,958	–	–	–	–	–	–	–
	03/03/2022(2)	–	–	–	–	–	–	5,739(5)	–	–	534,962

(1)The 2022 Executive Bonus Plan was only funded if at least a minimum of more than 90% of the 2022 Goal was achieved, as more fully described in the “Compensation Discussion and Analysis – Incentive Cash Compensation” above. If less than 90% of the 2022 Goal was achieved, the bonus pool would not have been funded at all and the named executive officers would not have received any bonus under the 2022 Executive Bonus Plan.
(2)These amounts were calculated based on each named executive officer’s contribution to the bonus pool under the 2022 Executive Bonus Plan. Although these amounts serve as a baseline for individual bonus awards, individual bonuses are granted at the discretion of the Compensation Committee in accordance with the methodology outlined under “Compensation Discussion and Analysis – Incentive Cash Compensation” above.
(3)This RSU vests in four equal installments on each anniversary of the grant date provided that the recipient was still employed by Ziff Davis at the applicable vesting date.

36

(4)This award is a PSU and vests with respect to one-fourth of such shares at each such time as Ziff Davis common stock remains at or above the following stock prices for at least 20 trading days in any 30 consecutive trading day period: $107.97, $117.38, $127.61, and $138.73, provided that (a) no such shares shall vest prior to the first anniversary of the date of grant and (b) the recipient is still employed by Ziff Davis at the applicable vesting date. Values provided in the table represent the values of PSUs at the grant date based upon the probable outcome of performance conditions.
(5)On the date of grant, 50% of this award is an RSU and vests in four equal installments on each anniversary of the grant date, with the first installment vesting on March 3, 2023, provided that the recipient is still employed by Ziff Davis at the applicable vesting date, and 50% of this award is a PSU and vests with respect to one-fourth of such shares at each such time as Ziff Davis common stock remains at or above the following stock prices for at least 20 trading days in any 30 consecutive trading day period: $107.97, $117.38, $127.61 and $138.73, provided, with respect to this second 50% that (a) no such shares shall vest prior to the first anniversary of the date of grant and (b) the recipient is still employed by Ziff Davis at the applicable vesting date.
(6)The grant date fair value of each equity award was computed in accordance with FASB ASC Topic 718.

37

Outstanding Equity Awards at Fiscal Year-End 2022
    The following table provides information on the holdings of equity awards by the named executive officers at December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Vivek Shah	217,567	217,568	–	68.97	1/1/2028(2)	355,679(3)	28,134,208.90	–	–
Bret Richter	–	–	–	–	–	30,364(4)	2,401,792.40	–	–
Jeremy D. Rossen	–	–	–	–	–	25,274(5)	1,999,173.40	–	–
Steve P. Dunn	–	–	–	–	–	–	–	–	–

(1)The market value is determined by multiplying the number of shares by $79.10, the closing trading price of Ziff Davis common stock on the Nasdaq Global Select Market ("Nasdaq") on December 30, 2022, the last trading day of the fiscal year.
(2)The option was granted on January 1, 2018. The option vests and becomes exercisable in eight equal annual installments. The first installment vested on January 1, 2019. The option becomes fully vested on January 1, 2026.
(3)Consists of the unvested restricted stock with respect to the following RSAs, RSUs and PSAs: (a) 108,788 remaining RSAs granted on January 1, 2018 that vest ratably over eight years, initially vesting on January 1, 2019; (b) 163,181 remaining PSAs granted on January 1, 2018 that vest based on specified stock price targets of the Company’s common stock; (c) 83,710 remaining RSUs granted on November 21, 2021 that vest ratably over four years, initially vesting on November, 21, 2022.
(4)Consists of the unvested restricted stock with respect to the following PSUs, and RSUs: (a) 20,295 remaining RSUs granted on January 1, 2022 that vest ratably over four years, initially vesting on January 1, 2023; (b) 10,069 remaining PSUs granted on March 3, 2022 that vest based on specified stock price targets of the Company’s common stock.
(5)Consists of the unvested restricted stock with respect to the following RSAs, RSUs and PSUs: (a) 963 remaining RSAs granted on May 3, 2018 that vest ratably over five years, initially vesting on May 3, 2019; (b) 1,981 remaining RSAs granted on May 13, 2019 that vest ratably over five years, initially vesting on May 13, 2020; (c) 2,867 remaining RSUs granted on March 6, 2020 that vest ratably over five years, initially vesting on March 6, 2021; (d) 573 remaining RSUs granted on March 13, 2020 that vest ratably over five years, initially vesting on March 13, 2021; (e) 3,333 remaining RSUs granted on March 3, 2021 that vest ratably over four years, initially vesting on March 3, 2023; (f) 2,222 remaining PSUs granted on March 3, 2021 that vest based on specified stock price targets of the Company’s common stock; (g) 2,260 remaining RSUs granted on November 20, 2021 that vest ratably over four years, initially vesting on November 20, 2022; (h) 5,538 remaining PSUs granted on March 3, 2022 that vest based on specified stock price targets of the Company’s common stock; (i) 5,537 remaining RSUs granted on March 3, 2022 that vest ratably over four years, initially vesting on March 3, 2023.

38

Option Exercises and Stock Vested in 2022
The following table sets forth certain information with respect to stock options exercised and vested stock awards by Ziff Davis’ executive officers during the fiscal year ended December 31, 2022.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Vivek Shah	–	–	58,024	5,732,178
Bret Richter	–	–	–	–
Jeremy D. Rossen	–	–	7,989	762,808
Steve P. Dunn	–	–	5,184	493,906

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding shares outstanding and available for issuance under Ziff Davis’ existing stock-based plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) Column A	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights Column B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1) (Excluding Securities Reflected in Column A) Column C
Equity compensation plans approved by security holders	435,135(2)	$68.97	2,652,318(3)
Equity compensation plans not approved by security holders	—	—	—

(1)The number of shares have been adjusted to reflect the Consensus Spin-Off.
(2)Consists of shares to be issued upon the exercise of stock options outstanding under the 2015 Stock Plan.
(3)Consists of 1,496,619 shares available for grant under the 2015 Stock Plan and 1,155,699 shares available for purchase under the 2001 Employee Stock Purchase Plan.

Potential Payments Upon Termination or Change in Control
Our named executive officers are eligible to receive benefits in the event they (1) experience a qualifying termination following a change in control, (2) experience a qualifying termination not in connection with a change in control, (3) upon their retirement, or (4) upon their disability or death. The amount of benefits will vary based on the reason for the termination.
The following narrative disclosure and table present calculations as of December 31, 2022 of the estimated benefits our named executive officers would receive upon certain terminations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

39

Ziff Davis has provided change of control and severance arrangements to certain of its executive officers, as summarized above in the section “Components of Our Executive Compensation Program—Change in Control and Severance Arrangements.”

Named Executive Officer	Termination Without Cause or for Good Reason (“Qualifying Termination”) ($)	Qualifying Termination in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Vivek Shah
Cash Severance(1)	4,150,000	6,225,000	—	—
Pro-Rated Bonus(2)	1,075,000	1,075,000	—	1,075,000
Medical Benefits(3)	40,583	40,583	—	—
Equity Vesting(4)	—	30,338,173	8,605,131	21,512,748
Total	5,265,583	37,678,756	8,605,131	22,587,748
Bret Richter
Cash Severance(1)	1,296,875	2,593,750	—	—
Pro-Rated Bonus(2)	671,875	671,875	—	671,875
Medical Benefits(3)	27,055	40,583	—	—
Equity Vesting(4)	—	2,401,792	—	—
Total	1,995,805	5,708,000	—	671,875
Jeremy D. Rossen
Cash Severance(1)	797,500	1,595,000	—	—
Pro-Rated Bonus(2)	322,500	322,500	—	322,500
Medical Benefits(3)	27,042	40,563	—	—
Equity Vesting(4)	—	1,999,173	76,173	76,173
Total	1,147,042	3,957,236	76,173	398,673
Steve P. Dunn(5)
Total	—	—	—	—

(1)    If the named executive officer’s employment is terminated by Ziff Davis without “cause” or by the executive for “good reason” (as such term is defined in the executive’s employment agreement) (a “Qualifying Termination”), the executive is entitled to two times (in the case of Mr. Shah) or one times (in the case of Messrs. Richter and Rossen) the sum of the executive’s then current (x) base salary, and (y) target annual bonus, payable in equal installments over a period of 12 months. If a Qualifying Termination occurs (a) within three months prior to and is in connection with a “change in control” or within two years following a “change in control” (a “Qualifying CIC Termination”), three times (in the case of Mr. Shah) or two times (in the case of Messrs. Richter and Rossen) the executive’s then current: (x) base salary, and (y) target annual bonus, payable in a lump sum no later than 60 days after the termination date.

(2)    Represents a pro-rated bonus for the year of termination based on actual performance, which will be in a lump sum when bonuses are paid to the Company’s other executive officers.

(3)    Represents the amounts payable in respect of medical benefits to each named executive officer upon a Qualifying Termination for 18 months (in the case of Mr. Shah) or 12 months (in the case of Messrs. Richter and Rossen) (provided that in the event of Qualifying CIC Termination, such benefits will be provided for 18 months to all named executive officers) following the termination date.

(4)    Represents the value that Messrs. Shah, Richter and Rossen would have realized, as of December 31, 2022, from the acceleration of unvested RSAs and RSUs, and PSAs,

40

measured by multiplying the number of RSAs, RSUs and PSAs subject to acceleration by the closing price of Ziff Davis common stock on the Nasdaq on December 30, 2022, or $79.10. Messrs. Shah, Richter and Rossen’s PSAs and PSUs will remain outstanding and eligible to vest. The value provided for Mr. Shah with respect to the amount payable in respect of accelerated vesting of equity upon a change in control, as of December 31, 2022, includes acceleration of unvested stock options, measured by the difference between the closing price of Ziff Davis common stock on the Nasdaq on December 30, 2022, or $79.10, and the option grant price, multiplied by the number of options that remain subject to vesting.

For a further discussion of the provisions for payment upon death or disability with respect to Ziff Davis’ option agreements and stock agreements, see “Components of Our Executive Compensation Program—Change in Control and Severance Arrangements” above.
As of December 31, 2022, each of the named executive officers would have realized the following gains from the acceleration of unvested RSAs and RSUs, and PSAs, measured by multiplying the number of RSAs, RSUs and PSAs subject to acceleration by the closing price of Ziff Davis common stock on the Nasdaq Global Select Market on December 30, 2022, or $79.10: (1) in the case of death or permanent disability, Vivek Shah – $15,226,591.80; Jeremy D. Rossen – $1,385,357.40; Bret Richter – $1,605,334.50, and (2) in the case of retirement: Vivek Shah – $8,605,130.80; Jeremy D. Rossen – $232,870.40. The named executive officers’ PSAs and PSUs will remain outstanding and eligible to vest.

(5)    Mr. Dunn’s employment with Ziff Davis terminated as of November 22, 2022, and Mr. Dunn received certain separation benefits, as provided in his separation and release of claims agreement, described below.

Mr. Dunn’s Separation Agreement
Pursuant to a separation and release of claims agreement entered into by and between Ziff Davis and Mr. Dunn (the “Dunn Separation Agreement”), Mr. Dunn’s employment with Ziff Davis terminated as of November 22, 2022. Pursuant to the Dunn Separation Agreement, Ziff Davis paid Mr. Dunn $5,000, less applicable deductions, and Mr. Dunn also received the following benefits: (i) payment equivalent to one year’s salary minus $21,070.12, less applicable deductions; (ii) payment by Ziff Davis of Ziff Davis’ portion of Mr. Dunn’s COBRA premiums for 12 months from November 22, 2022; and (iii) payment, less applicable deductions, of a pro-rated portion of Mr. Dunn’s 2022 bonus, in exchange for a general release of claims in favor of the Company and subject to the other terms of the Dunn Separation Agreement).

41

PAY RATIO DISCLOSURE
The Company’s Principal Executive Officer is Mr. Shah (the "CEO"). Set forth below is our median employee’s annual total compensation (excluding our Mr. Shah’s), Mr. Shah’s annual total compensation and the ratio of these amounts:
Median employee annual total compensation (excluding our CEO): $63,428

Mr. Shah, our CEO, annual total compensation: $1,473,825

Ratio of CEO to median employee compensation: 23.2:1

Background
As of December 31, 2022, the Company employed 4,356 persons for some or all of the year. In determining the median employee, the Company prepared a listing of all employees as of December 31, 2022 on an anonymous basis and included all income that was reportable to the applicable taxing authority in the jurisdiction in which each such employee was employed. For example, in the United States, the Company used each employee’s income reflected on Form W-2. The Company annualized the compensation of its permanent employees who were employed for less than the full year. We selected the median amount from this list. The Company then determined the annual total compensation of the median employee using the same methodology used in determining the CEO’s annual total compensation as provided in the 2022 Summary Compensation Table below.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

42

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company.

Year	Summary Compensation Table Total to CEO ($)(1)	Compensation Actually Paid to CEO ($)(6)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(6)	Value of Initial Fixed $100 Investment Based On		Net Income ($, thousands)(4)	Adjusted Non-GAAP Net Income ($, thousands)(3)(4)
					Company TSR ($)	Peer Group(2) TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	1,473,825	(16,696,645)	2,234,411	1,110,152	97.10	80.69	63,757	312,585
2021	16,469,111	35,814,433	2,458,189	1,901,309	136.09	153.90	496,714	413,128
2020	2,256,423	5,364,042	2,513,595	2,616,551	104.25	162.21	150,668	381,885
(1)    The chief executive officer (CEO) and non-CEO named executive officers (NEOs) reflected in the above table reflect the following:

Year	CEO	Non-CEO NEOs
2022	Vivek Shah	Steve Dunn, Bret Richter, Jeremy Rossen
2021	Vivek Shah	Steve Dunn, Jeremy Rossen, Scott Turicchi
2020	Vivek Shah	Steve Dunn, Jeremy Rossen, Scott Turicchi
(2)    Peer Group TSR reflects the Company’s peer group (Nasdaq Internet Index) as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 31, 2019.
(3)    Adjusted Non-GAAP Net Income is calculated by taking Ziff Davis’ consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and certain other non-GAAP adjustments, all items net of tax.
(4)    Net Income and Adjusted Non-GAAP Net Income include adjustments for the spin-off of Consensus.
(5)    On October 7, 2021, Ziff Davis completed the Separation of Consensus (NASDAQ: CCSI). A shareholder of the Company who acquired one share of Ziff Davis common stock at the start of the measurement period (December 31, 2017) and reinvested all cash dividends into Ziff Davis common stock at then-current prices from the start of the measurement period to the time of the Separation would have owned 1.376 shares of Ziff Davis common stock at the time of the Separation of Consensus. At the time of the Separation of Consensus, Ziff Davis common shareholders received a dividend of one CCSI share for every three shares of Ziff Davis common stock. Therefore, the value of this dividend for each Ziff Davis common shareholder was $18.68 per share based on the October 7, 2021 Consensus share price of $56.04 ($56.04 / 3 = $18.68). For purposes of calculating the Ziff Davis total return, we assume that the value of the Consensus shares issued to the Ziff Davis shareholder at the time of the Separation (1.376 shares x $18.68 = $25.70) was reinvested into Ziff Davis common stock at the ex-dividend price of Ziff Davis common stock ($124.21), resulting in ownership of an additional 0.21 shares of Ziff Davis common stock.

43

(6)    CAP is calculated as follows:

Reconciliation of Summary Compensation Totals and Compensation Actually Paid		2022		2021		2020
		CEO ($)	Average Non-CEO NEOs ($)	CEO ($)	Average Non-CEO NEOs ($)	CEO ($)	Average Non-CEO NEOs ($)
Summary Compensation Table Total		1,473,825	2,234,411	16,469,111	2,458,189	2,256,423	2,513,595
- Stock and Option Awards (a)		—	1,564,788	13,514,102	1,570,822	—	1,405,520
Equity Award Adjustments (b)	+ Year End Fair Value of Equity Awards Granted in the Applicable Year	—	1,001,372	16,120,692	743,802	—	1,581,858
	+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	(17,470,107)	(162,552)	8,121,417	69,704	3,145,554	157,197
	+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(700,363)	(67,881)	7,771,537	1,433,407	(37,935)	(230,579)
	- Any Awards Granted in Any Prior FY that Fail to Meet the Applicable Vesting Conditions During the Covered FY, the Amount Equal to the Fair Value at the End of the Prior FY	—	330,410	—	1,236,915	—	—
	+ Awards Granted and Vested in Current Year, Valued as of Vest Date	—	—	845,778	3,944	—	—
	+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—	—
Compensation Actually Paid		(16,696,645)	1,110,152	35,814,433	1,901,309	5,364,042	2,616,551

(a)    Represents the aggregate grant date fair value of all equity awards reported in the Stock Awards and Stock Option Awards columns in the Summary Compensation Table for the applicable year.
(b)    Represents the sum of the fair value of all equity awards granted during the covered fiscal year, measured at the end of the year plus the change in fair value of unvested awards granted in prior fiscal years, measured at the end of the covered fiscal year (or, for awards that vested in the covered fiscal year, as of the vesting date), less the fair value of awards

44

that were forfeited during the covered fiscal year, measured as of the prior fiscal year-end, plus any dividends or earnings paid on equity awards prior to vesting that are not otherwise captured. The valuation methodology used to calculate fair values are consistent with those used at the time of grant.

Pay Versus Performance Descriptive Disclosure
We chose Adjusted Non-GAAP Net Income as our Company Selected Measure for evaluating Pay Versus Performance because our CEO and non-CEO NEO bonus compensation is directly tied to Adjusted Non-GAAP Net Income, and Adjusted Non-GAAP Net Income is the most important measure in determining Compensation Actually Paid.

45

Required Tabular Disclosure of Most Important Measures to Determine FY2022 CAP
The items listed below represent the most important metrics we used to determine “Compensation Actually Paid” for the Fiscal Year ended 2022. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted non-GAAP net income
Performance stock unit (PSU) stock price targets

The most important performance measures that impact our CEO’s and NEOs’ compensation are (1) adjusted non-GAAP net income, and (2) PSU stock price targets. Adjusted non-GAAP net income is calculated by taking Ziff Davis’ consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and certain other non-GAAP adjustments, all items net of tax. PSUs granted to our CEO and NEOs require Ziff Davis common stock to remain at or above set stock price targets for at least 20 trading days in any 30 consecutive trading day period before restrictions on the PSUs lapse.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Information Regarding Beneficial Ownership of Principal Stockholders

The following table contains information regarding the beneficial ownership of Ziff Davis common stock by the stockholders Ziff Davis knows to beneficially own more than five percent of Ziff Davis’ outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on March 17, 2023.

Name	Number of Shares Beneficially Owned(1)	Approximate Percentage
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	5,474,521(2)	11.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,585,351(3)	9.7%
Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom	3,883,760(4)	8.2%
FMR LLC 245 Summer Street Boston, MA 02210	2,691,201(5)	5.7%

(1)As of March 17, 2023, 47,283,486 shares of Ziff Davis common stock were outstanding.
(2)Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on January 24, 2023. BlackRock, Inc. (“BlackRock”) made this filing on behalf of itself and various BlackRock-related entities. According to the Schedule 13G/A, BlackRock has sole voting power over 5,374,789 shares and sole dispositive power over 5,474,521 shares.
(3)Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group, Inc. (“Vanguard”) made this filing on behalf of itself and various Vanguard-related entities. According to the Schedule 13G/A, Vanguard has shared voting power over 51,258 shares, sole dispositive power over 4,488,224 shares and shared dispositive power over 97,127 shares.
(4)Based solely on information set forth in the stockholder’s Schedule 13G filed with the SEC on February 10, 2023. Janus Henderson Group plc (“Janus”) made this filing on behalf of itself and various Janus-related entities. According to the Schedule 13G/A, Janus has shared voting and dispositive power over 3,883,760 shares.
(5)Based solely on information set forth in the stockholder’s Schedule 13G filed with the SEC on February 9, 2023. FRM LLC (“Fidelity”) made this filing on behalf of itself and various Fidelity-related entities. According to the Schedule 13G, Fidelity has sole dispositive power over 2,691,201 shares.

47

Information Regarding Beneficial Ownership of Management

The table below sets forth certain information that has been provided to Ziff Davis with respect to beneficial ownership of shares of Ziff Davis common stock as of March 17, 2023 by: (i) each director and nominee for director of Ziff Davis, (ii) each of the named executive officers of Ziff Davis and (iii) all directors and executive officers of Ziff Davis as a group.(1) Each of the persons or group of persons in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

	Number of Shares Beneficially Owned(2)	Approximate Percentage
Vivek Shah	774,349(3)	1.63%
Sarah Fay	13,583(4)	*
Trace Harris	4,627(5)	*
W. Brian Kretzmer	9,302(6)	*
Jonathan F. Miller	168,659(7)	*
Scott C. Taylor	7,635(8)	*
Bret Richter	3,142(9)	*
Jeremy D. Rossen	10,176(10)	*
All directors and executive officers as a group (8 persons)	991,473(11)	2.08%

* Less than 1%
(1)    The address for all executive officers, directors and director nominees is c/o Ziff Davis, Inc., 114 5th Avenue, 15th Floor, New York, New York 10011.
(2)    As of March 17, 2023, 47,283,486 shares of Ziff Davis common stock were outstanding. Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into or exchangeable for common stock within 60 days of March 17, 2023. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of March 17, 2023 or securities convertible into common stock within 60 days of March 17, 2023 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or the other securities listed above for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(3)    Consists of 774,349 shares of Ziff Davis common stock, including 110,000 shares held by estate planning or charitable foundation vehicles, 81,591 shares of unvested RSAs, and 271,959 stock options to acquire 271,959 shares that are exercisable within 60 days of the record date for the Annual Meeting.
(4)    Consists of 13,583 shares of Ziff Davis common stock, including 2,513 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(5)    Consists of 4,627 shares of Ziff Davis common stock, including 2,513 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(6)    Consists of 9,302 shares of Ziff Davis common stock, including 2,513 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(7)    Consists of 168,659 shares of Ziff Davis common stock, including 2,513 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(8)    Consists of 7,635 shares of Ziff Davis common stock, including 2,513 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(9)    Consists of 3,142 shares of Ziff Davis common stock.
(10)    Consists of 10,176 shares of Ziff Davis common stock, including 1,953 shares of unvested RSAs.
(11)    Consists of 991,473 shares of Ziff Davis common stock, including 83,544 shares of unvested RSAs, 110,000 shares held by estate planning or charitable foundation vehicles, stock options to acquire 271,959 shares that are exercisable within 60 days of the record date for the Annual Meeting, and 12,565 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.

48

Ziff Davis is not aware of any arrangements, including any pledge by any person of Ziff Davis’ securities, the operation of which may, at a subsequent date, result in a change in control of Ziff Davis. Ziff Davis is not aware of any material proceedings to which any director, officer or affiliate of Ziff Davis, any owner of record or beneficially of more than five percent of Ziff Davis’ common stock or any associate of any such director, officer, affiliate or stockholder is a party adverse to Ziff Davis or any of its subsidiaries or has a material interest adverse to Ziff Davis or any of its subsidiaries.

49

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required under Section 14A of the Exchange Act, Ziff Davis is also asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every one, two or three years. We are required to seek an advisory vote on the frequency of future say-on-pay votes at least once every six years. As this is an advisory vote, the result will not be binding; however, we value the opinion of our stockholders and welcome communication regarding our executive compensation structure and policies.
After careful consideration, our Board of Directors has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for the Company at this time and is consistent with our current, annual “say-on-pay” voting. An annual advisory vote on executive compensation will allow stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with its stockholders on executive compensation and corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors).
This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the recommendation of the Board of Directors and the outcome of the stockholder vote, the Board of Directors may in the future recommend conducting advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY YEAR.

50

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
Ziff Davis has adopted a written policy requiring disclosure by directors and certain employees, including all executive officers, of all transactions involving Ziff Davis, if the employee or a family member, significant other, employer or close associate will receive a benefit or gain. All such transactions are reviewed by the Chief Executive Officer, President, Chief Financial Officer, General Counsel, Assistant General Counsel, Chief Auditor or the Board of Directors, as appropriate. The director or employee with an interest in the transaction may be asked to recuse himself or herself from any discussion and/or final decision relating to the transaction and/or any oversight of any ongoing relationship associated with such transaction.

Any proposed transactions requiring disclosure as discussed above may only proceed or continue if Ziff Davis determines that it will realize at least the same business advantage from the transaction as it would from operating at arms-length with any third party or, alternatively, that the transaction does not represent an actual conflict of interest.
In addition, Ziff Davis’ Board of Directors has a policy that all transactions between a Board member or family member of a Board member and Ziff Davis be approved by a majority of members of the Board of Directors or a committee of the Board, with the interested Board member recusing himself from such vote.
        Moreover, the Ziff Davis Board of Directors has adopted a written policy governing the approval of Related-Party Transactions (the “RPT Policy”). “Related-Party Transactions” include any transaction or relationship directly or indirectly involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments, ordinary course business expenses or reimbursements or compensation paid to directors and executive officers for their services as directors and executive officers.

        The RPT Policy prohibits all Related-Party Transactions unless they are approved or ratified by the Environmental, Social and Governance Committee. If a transaction or relationship constitutes a Related-Party Transaction, the Environmental, Social and Governance Committee will then review the transaction or relationship to determine whether to approve or ratify the transaction. In making its determination, the Environment, Social and Governance Committee considers several factors including, but not limited to:

●whether the terms of the Related-Party Transaction are fair to Ziff Davis and on the same basis as would apply if the transaction did not involve a related party;
●whether Ziff Davis has business reasons to enter into the transaction or relationship;
●whether the transaction or relationship will impair the independence of an outside director;
●the materiality of the transaction or relationship, taking into account the importance of the interest to the related party, the dollar amount involved and the significance of the transaction to Ziff Davis and its investors in light of all the circumstances;
●whether the transaction or relationship raises any disclosure or reputational issues; and
●whether the transaction or relationship presents an improper conflict of interest for any director or executive officer of Ziff Davis.

    On September 25, 2017, the Board of Directors authorized the Company to enter into a commitment to invest $200 million in an investment fund (the “Fund”). The manager, OCV, and general partner of the Fund are entities with respect to which Richard S. Ressler, the former Chair of the Board of Directors of the Company, is indirectly the majority equity holder. As a limited partner in the Fund, prior to the settlement of certain litigation generally related to the Company’s investment in the Fund in January 2022, the Company paid an annual management fee to the manager equal to 2.0% (reduced by 10% each year beginning with the sixth year) of capital commitments. In addition, subject to the terms and conditions of the Fund’s limited partnership agreement, once the Company received distributions equal to its invested capital, the Fund’s general partner will be entitled to a carried interest equal to 20%. The Fund has a six year investment period, subject to certain exceptions. The commitment was approved by the Audit Committee of the Board in accordance with

51

the Company’s RPT policy. In connection with the settlement of litigation related to this matter, among other terms, no further capital calls are being made in connection with the Company’s investment in the Fund, nor will any management fees be paid by the Company to the manager. In 2022, the Company did not receive any capital call notices from the management of OCV.
DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING
Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Ziff Davis’ proxy statement and form of proxy. The date by which stockholder proposals must be received by Ziff Davis so that they may be considered for inclusion in the proxy statement and form of proxy for Ziff Davis’ 2024 Annual Meeting of Stockholders is November 29, 2023 (or if the date of the next Ziff Davis annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, a reasonable time before Ziff Davis begins to print and mail its proxy materials). Assuming Ziff Davis holds the 2024 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by Ziff Davis no earlier than February 5, 2024, and no later than March 6, 2024 (unless there are fewer than 70 days between the date the next annual meeting is announced and the date it is held, in which case such advance notice must be given not more than 10 days after the date of the announcement).

In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Ziff Davis’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2024.
Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Ziff Davis, Inc. at its principal executive offices at 114 5th Avenue, 15th Floor, New York, New York 10011.
COST OF ANNUAL MEETING AND PROXY SOLICITATION
Ziff Davis is paying the expenses of this solicitation. Ziff Davis also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.
HOUSEHOLDING
As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Ziff Davis of their desire to receive multiple copies of the proxy statement.
Ziff Davis will promptly deliver, upon oral or written request, a separate copy of the proxy statement, or annual reports, proxy statements in the future, to any stockholder residing at an address to which only one copy was mailed. Additionally, stockholders sharing an address may request delivery of a single copy of annual reports, proxy statements if they are receiving multiple copies of such documents. All such requests should be directed to Ziff Davis’ Secretary, 114 5th Avenue, 15th Floor, New York, NY 10011, (212) 503-3500.

OTHER MATTERS
The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign, and promptly return the accompanying proxy card in the enclosed envelope or, for stockholders who own Ziff Davis stock through a bank or broker that

52

provides for voting by telephone or over the Internet, submit voting instructions by telephone or the Internet.
The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.
By Order of the Board of Directors,

Sarah Fay
Chair of the Board
New York, NY
Dated: March 28, 2023

53

ABOUT THE ANNUAL MEETING
Who Is Soliciting My Vote?
The Board of Directors of Ziff Davis, Inc. is soliciting your vote at the 2023 Annual Meeting of Ziff Davis’ stockholders (the “Annual Meeting”). In this proxy statement, Ziff Davis, Inc. is referred to as “Ziff Davis,” the “Company,” “we,” “us” and “our.”
What Will I Be Voting On?
1.To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP to serve as Ziff Davis’ independent auditors for fiscal 2023;
3.To provide an advisory vote on the compensation of Ziff Davis’ named executive officers;
4.To provide an advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
5.To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.
How Many Votes Do I Have?
You will have one vote for every share of Ziff Davis common stock you owned at the close of business on March 17, 2023.
How Many Votes Can Be Cast By All Stockholders?
47,283,486 votes can be cast, which represents the total number of shares of Ziff Davis common stock that were outstanding and eligible to vote on the record date.
How Many Votes Must Be Present to Hold the Annual Meeting?
A majority of the votes that can be cast must be present to hold the meeting, or 23,641,744 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting.
What is the Required Vote to Approve Each Proposal?
For Proposal 1 – Election of Directors, to be elected to the Ziff Davis Board of Directors, each of the six nominees must receive the affirmative vote of the majority of shares of Ziff Davis common stock present or represented by proxy and voting at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If the votes cast “for” a nominee do not exceed the votes cast “against” a nominee, pursuant to our Corporate Governance Guidelines, the nominee must promptly tender his resignation for consideration by the Company’s Environmental, Social and Governance Committee, which will recommend to the Board of Directors the action to be taken.

For Proposal 2 – Ratification of Selection of Independent Auditors and Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers, approval requires the affirmative vote of holders of a majority of shares of Ziff Davis common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
For Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers – will be determined by the number of years receiving the highest number of votes, whether or not such number of votes represents a majority of the votes cast.
Why Did I Receive a Full Set of Proxy Materials?
We have provided, without charge, to each person being solicited by this proxy statement, a copy of this proxy statement, proxy card and the Annual Report on Form 10‑K for the year ended December 31, 2022, including the consolidated financial statements contained therein (excluding exhibits

54

thereto).Upon the written request by any person being solicited by this proxy statement, we will provide upon the payment of a reasonable fee as we may specify to cover our expenses copies of the exhibits to the Annual Report on Form 10‑K. All requests should be directed to the Ziff Davis’ Investor Relations Department at 800-577-1790 or investor@ziffdavis.com.
How Can I Get Electronic Access to the Proxy Materials?
The Notice, proxy statement, proxy card and the 2022 Annual Report are available on the Investor Relations section of Ziff Davis’s website at http://investor.ziffdavis.com.

How Do I Vote?
If you are a stockholder of record, you can vote either through our virtual platform at the Annual Meeting, by proxy without attending the Annual Meeting or as otherwise provided in this mailing. You can vote by proxy over the Internet by following the instructions provided in the proxy card, or you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you own your Ziff Davis stock through a bank or broker, you may also vote by proxy over the Internet by following the instructions provided in the proxy card, or you can also vote by telephone or mail by following the instructions that the broker or nominee provides to you.

If you want to vote through our virtual platform at the Annual Meeting and you hold your Ziff Davis stock through a bank or broker (that is, in street name), you may either vote through our virtual platform if your bank or broker allows or you must obtain a proxy from your bank or broker and vote by mail or telephone pursuant to instructions provided on the proxy card.
Can I Revoke My Proxy?
Yes. If you are a stockholder of record, just send in a new proxy card with a later date or send a written notice of revocation to Ziff Davis’ Secretary at 114 5th Avenue, 15th Floor, New York, NY 10011. If you own your Ziff Davis stock through a bank or broker, follow the instructions provided by your bank or broker. In addition, if you are a stockholder of record, attend the Annual Meeting and want to vote through our virtual platform, you can request that your previously submitted proxy not be used. Virtual attendance at the Annual Meeting will not by itself revoke a proxy.
What If I Vote “Abstain”?
Abstentions are counted as votes present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 – Election of Directors and Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers. An abstention has the same effect as a vote against Proposal 2 – Ratification of Selection of Independent Auditors and Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers.
What if I Don’t Provide Specific Voting Instructions?
If you are a stockholder of record and return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR ratification of the appointment of KPMG as Ziff Davis’ independent auditors, FOR approval of an advisory resolution approving the compensation paid to Ziff Davis’ named executive officers, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.
If you are the beneficial owner of shares held in street name and do not instruct your bank or broker how to vote your shares, your bank or broker will not be able to vote your shares on certain matters scheduled to come before the Annual Meeting. Your broker is not permitted to vote your uninstructed shares on Proposal 1 – Election of Directors, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers or Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the aforementioned proposals, no votes will be cast on your behalf on such proposals. Your broker will,

55

however, continue to have discretion to vote any uninstructed shares on Proposal 2 – Ratification of Selection of Independent Auditors.
If your bank or broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1 – Election of Directors, Proposal 2 – Ratification of Selection of Independent Auditors, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers or Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.
If you are the owner of record, and you do not vote your shares held in your name, your shares will not be counted as present for purposes of determining whether a quorum exists for transaction of business at the Annual Meeting, and no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
What Happens if the Annual Meeting is Postponed or Adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who Can I Contact if I Have Questions Concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting, or wish to obtain directions on how to join the virtual Annual Meeting, please call or email Ziff Davis’ Investor Relations Department at 800-577-1790 or investor@ziffdavis.com.

56

ZIFF DAVIS, INC.
114 5TH AVE, 15TH FLOOR
NEW YORK, NY 10011

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZD2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04971-P87881

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZIFF DAVIS, INC.

The Board of Directors recommends you vote FOR the following.

Nominees:	**For**	**Against**	**Abstain**
1a. Vivek Shah	☐	☐	☐
1b. Sarah Fay	☐	☐	☐
1c. Trace Harris	☐	☐	☐
1d. W. Brian Kretzmer	☐	☐	☐
1e. Jonathan F. Miller	☐	☐	☐
1f. Scott C. Taylor	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP to serve as Ziff Davis' independent auditors for fiscal year 2023.	☐	☐	☐
3. To provide an advisory vote on the compensation of Ziff Davis' named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve, in an advisory vote, the frequency of future advisory votes on the compensation of Ziff Davis' named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

57

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V04972-P87881

Ziff Davis, Inc.
Annual Meeting of Stockholders
May 5, 2023 9:30 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bret Richter and Jeremy Rossen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ziff Davis, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM ET on May 5, 2023, at www.virtualshareholdermeeting.com/ZD2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

58